UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

June 5, 2014

Illumina, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-35406

(Commission File Number)

33-0804655

(IRS Employer Identification No.)

5200 Illumina Way, San Diego, CA

(Address of Principal Executive Offices)

92122

(Zip Code)

(858) 202-4500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 11, 2014, Illumina, Inc. (the “Company”) entered into two indentures, each dated as of June 11, 2014 (the “Indentures”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), relating to the issuance of $550 million aggregate principal amount of 0% Convertible Senior Notes due 2019 (the “2019 Notes”) and $450 million aggregate principal amount of 0.5% Convertible Senior Notes due 2021 (the “2021 Notes” and, together with the 2019 Notes, the “Notes”) in an offering conducted in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Company granted to the initial purchasers of the Notes an option to purchase from the Company, within 30 days, up to an additional $82.5 million aggregate principal amount of 2019 Notes and up to an additional $67.5 million aggregate principal amount of 2021 Notes at the offering price less the initial purchasers’ discount. The initial purchasers have exercised this option in full. The net proceeds from the offering, after deducting the initial purchasers’ discount and the estimated offering expenses payable by the Company, were approximately $1.13 billion.

The Notes will be convertible into cash, shares of our Common Stock or a combination of cash and shares of our Common Stock, at our election, based on an initial conversion rate, subject to adjustment, of 3.9318 shares per $1,000 principal amount of Notes (which represents an initial conversion price of approximately $254.34 per share), only in the following circumstances and to the following extent: (1) during the five business-day period after any 10 consecutive trading day period (the “measurement period”) in which the trading price per Note for each day of such measurement period was less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate on each such day; (2) during any calendar quarter (and only during that quarter) after the calendar quarter ending September 30, 2014, if the last reported sale price of our common stock for 20 or more trading days in the period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter exceeds 130% of the applicable conversion price in effect on the last trading day of the immediately preceding calendar quarter; (3) upon the occurrence of specified events described in the Indentures; and (4) at any time on or after March 15, 2019 (in the case of the 2019 Notes) or March 15, 2021 (in the case of the 2021 Notes) through the second scheduled trading day immediately preceding the applicable maturity date.

The Company will not pay regular interest on the 2019 Notes. The Company will pay 0.5% interest per annum on the principal amount of the 2021 Notes, payable semiannually in arrears in cash on June 15 and December 15 of each year, beginning on December 15, 2014. The 2019 Notes will mature on June 15, 2019 and the 2021 Notes will mature on June 15, 2021.

If a designated event, as defined in the Indentures, occurs prior to the applicable maturity date, subject to certain limitations, holders of the Notes may require the Company to repurchase all or a portion of their Notes for cash at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus any accrued and unpaid interest to, but excluding, the repurchase date. The Notes will be senior unsecured obligations and will rank equally with all of the Company’s existing and future senior debt and senior to any of the Company’s subordinated debt. The Notes will be structurally subordinated to all existing or future liabilities of our subsidiaries and will be effectively subordinated to our existing or future secured indebtedness to the extent of the value of the collateral.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 is contained in Item 1.01 and Item 8.01 and is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

On June 5, 2014, the Company agreed to sell to the initial purchasers $550 million aggregate principal amount of 2019 Notes and $450 million aggregate principal amount of 2021 Notes in connection with an offering conducted in accordance with Rule 144A under the Securities Act. The net proceeds from the offering, which includes the exercise in full by the initial purchasers of their option to purchase additional notes, after deducting the initial purchasers’ discount and the estimated offering expenses payable by the Company, were approximately $1.13 billion.

The Company offered and sold the Notes to the initial purchasers in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The initial purchasers then sold the Notes to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act.

The Notes and the underlying Common Stock issuable upon conversion of the Notes have not been, and will not be, registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitution an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Additional information pertaining to the Notes is contained in Item 1.01 and is incorporated herein by reference.

Item 8.01.	Other Events.

The Company expects to use the net proceeds from the offering and cash on hand, in the aggregate amount of approximately $1.2 billion, to fund repurchases of approximately $600 million aggregate principal amount of its outstanding 0.25% Convertible Senior Notes due 2016 (the “2016 Notes”) through privately negotiated transactions. The approximately $600 million difference between the settlement consideration and the repurchased 2016 Notes is expected to result in a combination of a loss on extinguishment of debt and a reduction of equity to be recorded in our financial statements during the current reporting period. The application of authoritative guidance requires us to evaluate whether the repurchases are accounted for as a modification or an extinguishment of the instrument, and to allocate a portion of the settlement consideration to the holders between the liability and equity components of the 2016 Notes, which requires a fair value determination of the liability component.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

4.1 -	Indenture related to the 0% Convertible Senior Notes due 2019, dated as of June 11, 2014, between Illumina and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.2 -	Indenture related to the 0.5% Convertible Senior Notes due 2021, dated as of June 11, 2014, between Illumina and The Bank of New York Mellon Trust Company, N.A., as trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ILLUMINA, INC.

By:	/s/ Charles E. Dadswell
Name:	Charles E. Dadswell
Title:	Senior Vice President, General Counsel and Secretary

Dated: June 11, 2014